Execution Copy

AMENDMENT NUMBER ONE
TO THE
UPS 401(k) SAVINGS PLAN
AMENDMENT AND RESTATEMENT
EFFECTIVE AS OF JANUARY 1, 2014

WHEREAS, United Parcel Service of America, Inc. (the “Company”) and its affiliated corporations maintain the UPS 401(k) Savings Plan (the “Plan”) as amended and restated effective as of January 1, 2014;

WHEREAS, the Board of Directors of the Company (“Board”) reserved the right in Section 14.1 of the Plan to amend, modify or change the Plan from time to time; and

WHEREAS, the Board desires to amend the Plan to provide that a participant may elect to continue repayment of an outstanding loan following his or her Severance from Employment;

WHEREAS, the Board further desires to amend the Plan to provide for automatic rollovers, unless the participant elects otherwise, for distributions of more than $1,000 but not more than $5,000.

NOW THEREFORE, pursuant to the authority vested in the Board of Directors of United Parcel Service of America, Inc. by Section 14.1 of the Plan, the Plan is hereby amended as follows:

1.    Section 9.2, is hereby amended, effective June 30, 2015, by deleting such subsection in its entirety and replacing it with a new subsection 9.2 to read as follows:

Section 9.2    Distribution upon Severance from Employment Section 9.2    Request for Distribution upon Severance from Employment. A Participant who has a Severance from Employment may request a distribution of his or her Account in one of the distribution forms described in Section 9.5. Following such request, payment of the Account will begin as soon as practicable (but, generally, no earlier than thirty (30) days) after his or her request for payment.
Unless the Participant otherwise elects or the Participant’s consent is not required under this Section 9.2, payment of a Participant’s Account will be made no later than the sixtieth (60th) day after the close of the Plan Year in which the latest of the following events occurs:

a.	the date on which the Participant attains age sixty-two (62), which is the normal retirement age under the Plan; or

b.	the Participant has a Severance from Employment.

A Participant’s consent for a distribution is not required if the value of his or her Account is $1,000 or less, and a cash lump sum distribution will automatically be made to such a Participant as soon as practicable following his or her Severance from Employment, without his or her consent.
Effective on and after June 30, 2015, if (i) a Participant has or has had a Severance from Employment, (ii) his or her Account is more than $1,000 but not more than $5,000, and

(iii) the Participant does not elect to have his or her Account distribution paid directly to an eligible retirement plan specified by the Participant in a direct rollover or to receive the distribution directly as otherwise provided in this Section 9.2 following the receipt of the notice described in Code § 402(f), then the Committee shall pay the distribution, without the Participant’s consent, in a direct rollover to an individual retirement plan designated by the Committee.

2.    Section 10.1(c)(2)(iii)(A), is hereby amended, effective June 30, 2015, by deleting such subsection in its entirety and replacing it with a new subsection to read as follows:

(A)     if a Participant’s employment as an Employee terminates for any reason whatsoever unless (I) such Participant remains a “party-in-interest” with respect to this Plan following his termination of employment, or (II) for loans outstanding on or after June 30, 2015, the Participant elects to continue self-pay of his or her outstanding loan in accordance with procedures established by the Committee (in lieu of repaying the entire outstanding loan balance);

3.     Section 10.1(c)(5), is hereby amended, effective June 30, 2015, by deleting its first sentence in its entirety and replacing it with a new sentence to read as follows:

Repayment of a loan made under this Section 10.1 shall be made through payroll withholding except that payment by check, direct deposit or any similar method(s) established by the Committee will be permitted under any circumstances where the Committee determines that payroll deduction would be impracticable, prohibitive or otherwise unavailable.

IN WITNESS WHEREOF, the undersigned certify that United Parcel Service of America, Inc. based upon action taken by its Board of Directors and/or its Executive Committee has caused this Amendment Number One to be adopted.

ATTEST:

UNITED PARCEL SERVICE OF AMERICA, INC.

By:	/s/ Teri P. McClure	By:	/s/ David P. Abney
	Teri P. McClure		David P. Abney
	Secretary		Chairman